As filed with the Securities and Exchange Commission on March 14, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aveanna Healthcare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4717209
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Interstate North Parkway SE Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Matthew Buckhalter

Chief Financial Officer

400 Interstate North Parkway SE

Suite 1600

Atlanta, Georgia 30339

(770) 441-1580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is filed by Aveanna Healthcare Holdings Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) under the Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan (the “Plan”).

The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of each fiscal year during the term of the Plan equal to the lesser of (i) 1,801,642, which is the number equal to 1% of the issued and outstanding shares of Common Stock as of April 28, 2021, the Plan’s effective date, (ii) 1% of the issued and outstanding shares of Common Stock as of the last day of the prior fiscal year, and (iii) such lesser amount determined by the Registrant’s Board of Directors, in its discretion (the “ESPP Evergreen Provision”). Pursuant to the ESPP Evergreen Provision, the number of shares of Common Stock available for issuance under the Plan increased on December 31, 2023 by an aggregate of 1,801,642 shares, and this Registration Statement registers the issuance of such additional shares.

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering shares of Common Stock under the Plan (File No. 333-257678) (the “Prior Registration Statement”) are hereby incorporated by reference herein, and the information required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the Commission on March 14, 2024, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2024;

(c)

The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March  31, 2023 (solely to the extent incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022); and

(d)

The Registrant’s Registration Statement on Form 8-A filed with the Commission on April 26, 2021 (File No. 001-40362), in which there is described the terms, rights and provisions applicable to the shares of the Common Stock, including any amendment or report filed for the purpose of updating such description, including the description of the Common Stock filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 28, 2022.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of the Registration Statement.

Item 8.	Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Aveanna Healthcare Holdings Inc. (filed as Exhibit 3.3 to the Registration Statement on Form S-1, as amended (File No. 333-254981), and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws of Aveanna Healthcare Holdings Inc. (filed as Exhibit 3.5 to the Registration Statement on Form S-1, as amended (File No. 333-254981), and incorporated herein by reference).

4.3	Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan (filed as Exhibit 10.21 to the Registration Statement on Form S-1, as amended (File No. 333-254981), and incorporated herein by reference).

5.1*	Opinion of Greenberg Traurig, LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

107.1*	Calculation of Filing Fee Tables

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 14, 2024.

AVEANNA HEALTHCARE HOLDINGS INC.

By:	/s/ Jeff Shaner
Name:	Jeff Shaner
Title:	President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Shaner and Matthew Buckhalter, and each of them any of whom may act without joinder of the other, with full power to act as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff Shaner Jeff Shaner	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2024

/s/ Matthew Buckhalter Matthew Buckhalter	Chief Financial Officer (Principal Financial Officer)	March 14, 2024

/s/ Deborah Stewart Deborah Stewart	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	March 14, 2024

/s/ Victor F. Ganzi Victor F. Ganzi	Director	March 14, 2024

/s/ Christopher R. Gordon Christopher R. Gordon	Director	March 14, 2024

/s/ Devin O’Reilly Devin O’Reilly	Director	March 14, 2024

/s/ Sheldon M. Retchin Sheldon M. Retchin, M.D., M.S.P.H.	Director	March 14, 2024

/s/ Steven E. Rodgers Steven E. Rodgers	Director	March 14, 2024

/s/ Richard C. Zoretic Richard C. Zoretic	Director	March 14, 2024

/s/ Erica Schwartz Erica Schwartz, M.D., J.D., M.P.H.	Director	March 14, 2024

/s/ Robert M. Williams, Jr. Robert M. Williams, Jr.	Director	March 14, 2024